Exhibit 10.1

ORD

Maysoun Fletcher, Esq.

Nevada Bar No. 010041

THE FLETCHER FIRM, P.C.

5510 South Fort Apache Road

Las Vegas, Nevada 89148

Telephone: (702) 835-1542

Facsimile: (702) 835-1559

Email: maf@fletcherfirmlaw.com

Attorneys for Petitioners

TRISHA MALONE and SUPRAFIN, LTD.

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

IN THE MATTER OF CLAIRNET, LTD., a Nevada corporation	CASE NO.: A-13-677428-P
DEPT. NO.: XVI

ORDER GRANTING PETITION FOR THE APPOINTMENT OF TRISHA MALONE AS CUSTODIAN OF CLAIRNET, LTD.

Petitioners, Trisha Malone and Suprafin, Ltd., Petition for the Appointment of Trisha Malone as Custodian, Receiver, or Alternatively, Trustee of Clairnet, Ltd., a Nevada Corporation (“Company”) having come before this Court on the 2nd day of April, 2013, the Court having considered Petitioners’ filing, and Defendants having had the opportunity to be heard and GOOD CAUSE APPEARING, therefore:

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1) Pursuant to NRS 78.347, Petitioner Trisha Malone shall be and hereby is appointed as custodian of Clairnet, Ltd., a Nevada Corporation.

2) Petitioner Trisha Malone is authorized to appoint new officers and directors, to send notice to all stockholders of record noticing a meeting on at least ten (10) days notice, and to pay all fees owed to the S.E.C. and make all necessary filings with the S.E.C. to bring the Company's filings current.

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3) Petitioner Trisha Malone shall distribute a copy of this order to all parties involved in this matter and the transfer agent, who shall provide Petitioner Trisha Malone with a copy of the complete stockholder ledger within three (3) days of Petitioner’s request in order to facilitate the above notice for a special meeting.

4) All common stocks issued as a result of the Exchange Agreement entered into between the Company and Clairnet, Ltd., a Hong Kong Corporation, dated September 7, 2012, are hereby declared null and void and shall be immediately returned to the Company or its transfer agent for cancellation.

5) The Technology Licensing Agreement between the Company and Clairnet, Ltd., a Hong Kong Corporation, dated September 7, 2012, is hereby declared null and void.

6) The following common stocks are ordered to be returned to the Company and its transfer agent for cancellation, to effectuate the Rescission Agreement between the Company and the founders of Wikifamilies, S.A.: Certificate No. KL 348 for 5,985,000 shares; Certificate No. KL 632 for 250,000 shares; Certificate No. KL 631 for 250,000 shares; Certificate No. KL 636 for 6,455,000 shares; Certificate No. KL 633 for 250,000 shares; Certificate No. KL 630 for 250,000 shares; Certificate No. KL 349 for 5,985,000 shares; Certificate No. KL 634 for 5,000,000 shares; and Certificate No. KL 609 for 2,500,000 shares.

DATED this 8th day of April, 2013 at 1:45 pm.

/s/Timothy Williams

District Court Judge

Submitted by:

By /s/Maysoun Fletcher

      Maysoun Fletcher, Esq.

      Nevada Bar No. 010041

      5510 South Fort Apache

      Las Vegas, Nevada 89148

      (702) 835-1542

      Attorney for Petitioners

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